Press Release

RLJ Lodging Trust Reports First Quarter 2025 Results

Q1 RevPAR increased 1.6%
Addressed all 2025 debt maturities
Repurchased 2.7 million shares for $24.3 million year-to-date

Bethesda, MD, May 5, 2025 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2025.

Highlights
•Portfolio Comparable RevPAR of $141.23; an increase of 1.6% over the prior year
•Total Revenues of $328.1 million
•Net Income of $3.2 million
•Comparable Hotel EBITDA of $85.3 million
•Adjusted EBITDA of $77.6 million
•Adjusted FFO per diluted common share and unit of $0.31
•Sold one non-core hotel for $24.3 million
•Recycled proceeds from asset sale to repurchase 2.7 million shares for approximately $24.3 million
•Addressed all 2025 debt maturities and fully paid down our revolver following recent term loan refinancing

“We are pleased with our solid first quarter results which exceeded our expectations and were driven by our robust performance in urban markets and our strong momentum from conversions. Our ability to drive rate in this environment and control costs allowed us to exceed our EBITDA outlook. Additionally, we successfully recycled capital from disposition proceeds towards accretive share repurchases and further strengthened our balance sheet as we addressed all near-term debt maturities,” commented Leslie D. Hale, President and Chief Executive Officer. “The heightened macroeconomic uncertainty has tempered our near-term view on fundamentals. Therefore, we are updating our outlook to reflect the current environment, which we assume will persist for the remainder of the year. Relative to this backdrop, we are well-positioned to navigate this choppy environment given our diversified urban-centric portfolio, our lean operating model and a favorable capital structure.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2025	2024	Change
Operational Overview: (1)
Comparable ADR	$204.31	$200.07	2.1%
Comparable Occupancy	69.1%	69.5%	(0.5)%
Comparable RevPAR	$141.23	$138.97	1.6%

Financial Overview:
Total Revenue	$328,119	$324,410	1.1%
Comparable Hotel Revenue	$327,000	$323,230	1.2%

Net Income	$3,172	$4,746	(33.2)%

Comparable Hotel EBITDA	$85,297	$88,337	(3.4)%
Comparable Hotel EBITDA Margin	26.1%	27.3%	(124) bps
Adjusted EBITDA	$77,594	$79,594	(2.5)%

Adjusted FFO	$46,920	$51,854	(9.5)%
Adjusted FFO Per Diluted Common Share and Unit	$0.31	$0.33	(6.1)%
Note:
(1) Comparable statistics reflect the Company's 94 hotel portfolio owned as of March 31, 2025.

Disposition
During the first quarter of 2025, the Company sold the 181-room Courtyard Atlanta Buckhead for $24.3 million, reflecting a 18.0x multiple based on projected 2025 Hotel EBITDA. The Company recorded a gain on the sale of $1.3 million.

Share Repurchases
During the first quarter, the Company repurchased 2.3 million common shares for approximately $21.3 million at an average price of $9.28. Year-to-date, the Company has repurchased 2.7 million common shares for approximately $24.3 million at an average price of $8.91. In April, the Company's Board of Trustees approved the 2025 share repurchase program to acquire up to an aggregate of $250.0 million of common and preferred shares.

Balance Sheet
As of March 31, 2025, the Company had approximately $847.5 million of total liquidity, comprised of approximately $347.5 million of unrestricted cash and $500.0 million available under its revolving credit facility (the "Revolver"), and $2.2 billion of debt outstanding.

In April 2025, the Company refinanced its $200.0 million term loan maturing in 2026, upsizing it to $300.0 million and extending the initial maturity to April 2030, inclusive of extension options. Borrowings under the amended term loan bear interest at a variable rate under the same pricing grid as the original loan. The Company utilized the incremental $100.0 million of proceeds to repay the outstanding balance on the Revolver. Additionally, the Company exercised the extension options on $181.0 million in mortgage loans to extend the maturities.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the first quarter. The dividend was paid on April 15, 2025 to shareholders of record as of March 31, 2025.

The Company's Board of Trustees declared a first quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 30, 2025 to shareholders of record as of March 31, 2025.

2025 Outlook Update
The Company is updating its full-year 2025 outlook to reflect first quarter results and the sale of the Courtyard Atlanta Buckhead and assumes that current operating trends continue through the balance of the year.

FY 2025
Comparable RevPAR Growth	-1.0% to +1.0%
Comparable Hotel EBITDA	$365.5M to $395.5M
Adjusted EBITDA	$332.5M to $362.5M
Adjusted FFO per diluted share	$1.38 to $1.58

Additionally, the Company's full year 2025 outlook includes:

•Net interest expense in the range of $94.0 million to $96.0 million
•Cash corporate G&A in the range of $34.0 million to $35.0 million
•Capital expenditures related to renovations in the range of $80.0 million to $100.0 million
•Diluted weighted average common shares and units of 151.5 million
•No changes to prior assumptions for renovation displacement
•The impact of the closure of the Austin convention center

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 5, 2025 at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 94 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which will be filed on May 5, 2025, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Acquired hotel
For the three months ended March 31, 2025 and 2024, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotels
For the three months ended March 31, 2025 and 2024, Comparable adjustments included the following sold hotels:
•Residence Inn Merrillville sold in May 2024
•Fairfield Inn & Suites Denver Cherry Creek sold in September 2024
•Courtyard Atlanta Buckhead sold in March 2025

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Investment in hotel properties, net	$4,225,887	$4,250,524
Investment in unconsolidated joint ventures	7,638	7,457
Cash and cash equivalents	347,526	409,809
Restricted cash reserves	24,868	23,516
Hotel and other receivables, net of allowance of $114 and $169, respectively	27,515	25,494
Lease right-of-use assets	126,889	128,111
Prepaid expense and other assets	57,265	38,968
Total assets	$4,817,588	$4,883,879
Liabilities and Equity
Debt, net	$2,221,406	$2,220,081
Accounts payable and other liabilities	147,960	154,643
Advance deposits and deferred revenue	40,553	40,242
Lease liabilities	118,825	119,102
Accrued interest	10,885	20,900
Distributions payable	30,346	30,634
Total liabilities	2,569,975	2,585,602
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2025 and December 31, 2024	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 151,926,642 and 153,295,577 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,519	1,533
Additional paid-in capital	2,973,288	2,992,487
Distributions in excess of net earnings	(1,116,044)	(1,090,186)
Accumulated other comprehensive income	8,492	13,788
Total shareholders’ equity	2,234,191	2,284,558
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,006	6,130
Noncontrolling interest in consolidated joint ventures	7,416	7,589
Total noncontrolling interest	13,422	13,719
Total equity	2,247,613	2,298,277
Total liabilities and equity	$4,817,588	$4,883,879
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2025	2024
Revenues
Operating revenues
Room revenue	$267,654	$266,630
Food and beverage revenue	37,513	35,689
Other revenue	22,952	22,091
Total revenues	328,119	324,410
Expenses
Operating expenses
Room expense	70,851	69,386
Food and beverage expense	29,289	28,627
Management and franchise fee expense	25,202	25,655
Other operating expenses	91,711	89,809
Total property operating expenses	217,053	213,477
Depreciation and amortization	45,788	44,679
Property tax, insurance and other	27,203	27,834
General and administrative	12,646	15,105
Transaction costs	56	14
Total operating expenses	302,746	301,109
Other income, net	888	3,191
Interest income	3,255	4,787
Interest expense	(27,552)	(26,458)
Gain on sale of hotel property, net	1,321	—
Income before equity in income from unconsolidated joint ventures	3,285	4,821
Equity in income from unconsolidated joint ventures	181	234
Income before income tax expense	3,466	5,055
Income tax expense	(294)	(309)
Net income	3,172	4,746
Net loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	17	2
Noncontrolling interest in consolidated joint ventures	173	189
Net income attributable to RLJ	3,362	4,937
Preferred dividends	(6,279)	(6,279)
Net loss attributable to common shareholders	$(2,917)	$(1,342)

Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.02)	$(0.01)
Weighted-average number of common shares	150,909,513	152,970,215
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2025	2024
Net income	$3,172	$4,746
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	45,788	44,679
Gain on sale of hotel property, net	(1,321)	—
Noncontrolling interest in consolidated joint ventures	173	189
Adjustments related to consolidated joint venture (1)	(49)	(46)
Adjustments related to unconsolidated joint venture (2)	244	229
FFO	41,728	43,518
Transaction costs	56	14
Pre-opening costs (3)	399	75
Amortization of share-based compensation	4,349	6,434
Non-cash interest expense related to discontinued interest rate hedges	144	482
Other expenses (4)	244	1,331
Adjusted FFO	$46,920	$51,854

Adjusted FFO per common share and unit-basic	$0.31	$0.34
Adjusted FFO per common share and unit-diluted	$0.31	$0.33

Basic weighted-average common shares and units outstanding (5)	151,681	153,742
Diluted weighted-average common shares and units outstanding (5)	151,939	155,001
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three months ended March 31, 2025 and 2024.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2025	2024
Net income	$3,172	$4,746
Depreciation and amortization	45,788	44,679
Interest expense, net of interest income	24,297	21,671
Income tax expense	294	309
Adjustments related to unconsolidated joint venture (1)	316	335
EBITDA	73,867	71,740
Gain on sale of hotel property, net	(1,321)	—
EBITDAre	72,546	71,740
Transaction costs	56	14
Pre-opening costs (2)	399	75
Amortization of share-based compensation	4,349	6,434
Other expenses (3)	244	1,331
Adjusted EBITDA	77,594	79,594
General and administrative	8,297	8,671
Other corporate adjustments	20	666
Consolidated Hotel EBITDA	85,911	88,931
Comparable adjustments - income from sold hotels	(614)	(646)
Comparable adjustments - income from acquired hotels	—	52
Comparable Hotel EBITDA	$85,297	$88,337
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended March 31,
	2025	2024
Total revenue	$328,119	$324,410
Comparable adjustments - revenue from sold hotels	(1,102)	(2,890)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	1,728
Other corporate adjustments / non-hotel revenue	(17)	(18)
Comparable Hotel Revenue	$327,000	$323,230

Comparable Hotel EBITDA	$85,297	$88,337

Comparable Hotel EBITDA Margin	26.1%	27.3%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2025
	Low End	High End
Net income	$34.9	$62.9
Depreciation and amortization	185.0	185.0
Interest expense, net of interest income	94.0	96.0
Income tax expense	1.2	1.2
Adjustments related to joint ventures	1.2	1.2
EBITDA	316.3	346.3
Gain on sale of hotel properties, net	(1.3)	(1.3)
EBITDAre	315.0	345.0
Amortization of share-based compensation	17.5	17.5
Adjusted EBITDA	332.5	362.5
General and administrative	34.0	35.0
Other corporate adjustments	(0.4)	(1.4)
Consolidated Hotel EBITDA	366.1	396.1
Comparable adjustments - income from sold hotels	(0.6)	(0.6)
Consolidated Hotel EBITDA/Comparable Hotel EBITDA	$365.5	$395.5

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2025
	Low End	High End
Net income	$34.9	$62.9
Preferred dividends	(25.0)	(25.0)
Depreciation and amortization	185.0	185.0
Gain on sale of hotel properties, net	(1.3)	(1.3)
Adjustments related to joint ventures	1.2	1.2
FFO	194.8	222.8
Amortization of share-based compensation	17.5	17.5
All other items, net	(2.8)	(0.8)
Adjusted FFO	$209.5	$239.5

Adjusted FFO per common share and unit-diluted	$1.38	$1.58

Diluted weighted-average common shares and units outstanding	151.5	151.5

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of March 31, 2025 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	4.49%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	4.93%	85,000
Weighted Average / Mortgage Total				4.74%	$206,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	6.07%	$100,000
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	5.33%	225,000
$200 Million Term Loan Maturing 2026 (5)	3	January 2028	Floating	6.02%	200,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.55%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.52%	$2,025,000

Weighted Average / Total				4.54%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of March 31, 2025, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of March 31, 2025, there was $500.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually. In April 2025, the Company repaid the $100.0 million outstanding balance on the Revolver with $100.0 million in incremental proceeds from the upsizing of the $200 Million Term Loan Maturing 2026.
(5)In April 2025, the Company refinanced the $200 Million Term Loan Maturing 2026 to increase the term loan to $300.0 million and extend the initial maturity to April 2030, inclusive of two, one-year extension options at the Company's discretion, subject to certain conditions.